Better Choice Company Inc. June 21, 2023 Alphia Inc. 322 Main Street Bern, Kansas 66408 Attention: David McLain Email: dmclain@alphia.com Re: Additional Rights Under Warrants To Whom It May Concern: Reference is made to (i) that certain Warrant, dated as of the date hereof, by and between Better Choice Company Inc. (the “Company”) and Alphia Inc. (the “Holder”), providing for, among other things, the Holder’s right to purchase 6,545,338.45 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “First Tranche Warrant”) and (ii) that certain Warrant, dated as of the date hereof, by and between the Company and the Holder, providing for, among other things, the Holder’s right to purchase 8,222,787 shares of Common Stock (the “Second Tranche Warrant” and, together with the First Tranche Warrant, the “Warrants”). Capitalized terms used but not defined herein shall have their respective meanings in the Warrants. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby acknowledge and agree as follows: 1. Right of First Refusal. (a) For so long as the Term Loan remains outstanding and for a period of 12 months thereafter, in the event of any (i) direct or indirect transfer, sale, lease, license or encumbrance of all or any portion of the capital stock or assets of the Company or any of its subsidiaries (other than (x) inventory to be sold in the ordinary course of business consistent with past practice and (y) sales of immaterial or obsolete assets), (ii) any merger, consolidation or other business combination relating to the Company or any of its subsidiaries to the extent such transaction constitutes a Change of Control, (iii) any recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or any of its subsidiaries to the extent such transaction constitutes a Change of Control or (iv) any equity issuance or debt incurrence involving the Company or any of its subsidiaries (other than in connection with the Relating Private Placement or any Excluded Transaction) (each, a “Fundamental Transaction”), the Company hereby grants the Holder, or its permitted transferees or assigns, a Right of First Refusal to effect such Fundamental Transaction, at the same price and on the same terms and conditions as those offered in the Fundamental Transaction Notice. (b) The Company must deliver a Fundamental Transaction Notice to the Holder not later than 30 days prior to the consummation of such Fundamental Transaction. Such

2 Fundamental Transaction Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed Fundamental Transaction, the identity of the prospective purchaser or purchasers and the intended date of the proposed Fundamental Transaction. To exercise its Right of First Refusal under this Section 1, the Holder must deliver a notice to the Company notifying the Company of its intention to exercise its Right of First Refusal within 15 days after the Holder’s receipt of the Fundamental Transaction Notice notifying the Company of its intention to exercise its Right of First Refusal (a “ROFR Notice”). The closing of such Fundamental Transaction shall take place as soon as practical after the Holder’s delivery of a ROFR Notice, but in no event later than 90 days thereafter. (c) If the Holder does not timely deliver a ROFR Notice in accordance with Section 1(b), then the Company may proceed with the Fundamental Transaction, but only in accordance with the terms (including the purchase price) set forth in the Fundamental Transaction Notice, within 90 days after delivery of the Fundamental Transaction Notice (the “Fundamental Transaction Closing Period”); provided, that if the Company does not enter into a definitive acquisition agreement within the Fundamental Transaction Closing Period or such Fundamental Transaction is not consummated pursuant to a definitive acquisition agreement entered into during the Fundamental Transaction Closing Period, the Company shall be required to again comply with this Section 1 prior to entering into a definitive acquisition agreement with respect to such Fundamental Transaction. (d) As used in this Section 1, the following terms have the respective meanings set forth below. (i) “Fundamental Transaction Notice” means a written notice from the Company to the Holder setting forth the terms and conditions of a proposed Fundamental Transaction. (ii) “Right of First Refusal” means the right, but not an obligation, of, in the case of a Fundamental Transaction to effect a Fundamental Transaction, on the terms and conditions specified in the Fundamental Transaction Notice. 2. Additional Offering. As promptly as practicable following the effective date of the Term Loan, the Company shall use its reasonable best efforts to raise at least $3,000,000 of gross proceeds through a private placement or public offering of Common Stock or the exercise of outstanding warrants. 3. Board Observer. From and after the date hereof until the later of (x) the date on which the Holder and its permitted transferees and assigns no longer hold the Warrants or any Warrant Shares and (y) the date on which the Term Loan is terminated in accordance with its terms, the Holder, or its permitted transferees or assigns, shall have the right to designate one observer (an “Observer”) to attend all meetings of the Company’s Board of Directors in a non-voting observer capacity and such Observer shall be entitled to attend, but not to otherwise participate in, discussions at all such meetings and to receive all appropriate notices, reports, presentations, resolutions, minutes, consents and other relevant materials with respect to such meetings at substantially the same time as they are provided to the members of the Company’s Board of Directors; provided, however, that any such Observer

3 shall be excluded from attending any such meeting or receiving any such materials to the extent necessary to preserve attorney-client or any similar legal privilege, to comply with applicable law or in the case of any conflict of interest (as determined by the Company’s Board of Directors, acting in good faith) involving such Observer or the Person or group designating such Observer. 4. Certain Actions. From and after an Exercise Date until date that is the later of (x) the Expiration Date or (y) the date on which the Holder is no longer the beneficial owner of shares of Common Stock, the Company shall not take any action, including any purchase, redemption or acquisition of shares of capital stock or other equity interests of the Company, or make any omission, in each case, that would result in the shares of Common Stock acquired by the Holder pursuant to an exercise of the Warrants constituting 50% or more of the issued and outstanding shares of Common Stock of the Company without the prior written consent of the Holder. 5. Entire Agreement. This Agreement and the Warrants set forth the entire agreement between the parties hereto relating to the subject matter hereof, supersede all prior communications and understandings of any nature, and may not be supplemented or altered orally. 6. Miscellaneous. The provisions of Sections 14.1 through 14.6 and 14.8 through 14.10 of the First Tranche Warrant are hereby incorporated mutatis mutandis. [The remainder of this page is intentionally left blank.]

[Signature Page to Alphia – BCC – Warrant Side Letter] If the above correctly reflects our understanding with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Agreement. Sincerely, Better Choice Company Inc. By:____________________________________ Name: Kent Cunningham Title: Chief Executive Officer DocuSign Envelope ID: 64AFB9F8-1CFE-4ACC-8AB6-4792BECB93D3

Acknowledged and agreed as of the date first written above: ALPHIA INC. By:____________________________________ Name: David McLain Title: Chief Executive Officer